                                                                   EXHIBIT 10.19

                           FIRST AMENDMENT TO LEASE
                           ------------------------
                         (Adding Additional Premises)

          THIS FIRST AMENDMENT TO LEASE (this "Amendment") is executed as of the 15th of March, 2000, between RUSS BUILDING ("Landlord") and BEA SYSTEMS, INC.,
----
a Delaware corporation ("Tenant").

                                    RECITALS
                                    --------

          A. Landlord, as landlord, and Tenant, as tenant, entered into a lease, dated as of September 24, 1999 (the "Lease"), pursuant to which Tenant leased certain premises in the building commonly known as the Russ Building, located at 235 Montgomery Street, San Francisco, California (the "Building"). The premises presently demised under the Lease are referred to herein as the "Existing Premises", and include a portion of the 14th floor of the Building (the "Existing 14th Floor Premises").

          B. Landlord and Tenant presently desire to amend the Lease to (i) add the remaining rentable area of the 14th floor of the Building to the Lease, (ii) set forth the monthly base rent and other amounts payable by Tenant with respect to such additional space, (iii) acknowledge certain matters pertaining to the construction of the Tenant Improvements in the Existing Premises and the impact on the commencement of Tenant's obligation to pay Monthly Rent with respect to the Existing Premises, and (iv) modify the Lease in certain other respects. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1.  14th Floor Additional Premises. Effective as of the date hereof,
              ------------------------------
the space located on the fourteenth (14th) floor of the Building and shown outlined on the attached Exhibit A (the "14th Floor Additional Premises") shall
                         ---------
be added to the premises covered by the Lease. Commencing on the date hereof, all references in the Lease to the "Premises" shall be deemed to refer to the Existing Premises (as defined in Recital A above) plus the 14th Floor Additional Premises. Except as expressly hereinafter provided in this Amendment, all provisions of the Lease applicable to the Existing Premises shall apply with equal force and effect to the 14th Floor Additional Premises, as if the 14th Floor Premises were originally demised under the Lease together with the Existing Premises. Landlord and Tenant acknowledge that the 14th Floor Additional Premises comprise all rentable space on the fourteenth (14th) floor of the Building not presently leased by Tenant as part of the Existing Premises.

          2.  Term; Delivery of Possession; Tenant Improvements.
              --------------------------------------------------

          a. Term. The term of the Lease shall commence as to the 14th Floor
             ----
Additional Premises as provided in Paragraph 2.b. of the Lease, and for such purposes the 14th Floor Premises shall be deemed a separate "Increment" and is referred to herein for purposes of said Paragraph 2.b. as the "Third Increment". In no event shall the Commencement Date of the First Increment or the Second Increment have any bearing on the Commencement Date on the Third Increment.

          b. Delivery of Possession. Paragraph 3.b. of the Lease shall not be
             ----------------------
applicable to the 14th Floor Additional Premises, and in lieu thereof the provisions of this Paragraph 2.b. shall apply. Landlord shall act diligently and in good faith to deliver the 14th Floor Additional Premises to Tenant with the applicable Tenant Improvements Substantially Completed therein as soon as reasonably practicable. Notwithstanding the foregoing, or anything to the contrary contained in the Lease, in the event of a delay in delivery of the 14th Floor Additional Premises to Tenant, for any reason whatsoever, including, without limitation, by reason of a delay in Substantial Completion of the Tenant Improvements (including a delay which does not result from Tenant Delay), neither the Lease nor this Amendment shall be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall Tenant's obligation to pay monthly rent applicable to the 14th Floor Additional Premises be postponed.

          c. Improvements. For purposes of applying Paragraph 4 of the Lease to
             ------------
the construction of improvements in the 14th Floor Additional Premises, Paragraph 4 shall applied to the 14th Floor Additional Premises separately from the Existing Premises, and shall be modified as follows:

          (i) The dates in Paragraph 4.a. of the Lease applicable to Tenant's submission to

Landlord of the Space Plans, Final Space Plans and Working Drawings shall not be applicable to the 14th Floor Additional Premises, and in lieu thereof Tenant shall make such submissions to Landlord at such times as Tenant shall elect. Landlord shall respond to such submissions within the time periods set forth in said Paragraph 4.a.

          (ii) Landlord's Contribution pursuant to Paragraph 4.g.ii. of the Lease shall be Three Hundred Eighty-Nine Thousand Eight Hundred Twenty-Five Dollars ($389,825.00) as respects the 14th Floor Additional Premises (which is $25.00 per agreed rentable square foot of the 14th Floor Additional Premises).

          (iii) The portion of Landlord's Contribution for the 14th Floor Additional Premises that may be applied to the fees and costs described in Paragraph 4.g.ii.B. of the Lease, as allocable to the 14th Floor Additional Premises, may not exceed Two Dollars ($2.00) per rentable square foot of the 14th Floor Additional Premises.

          3.  Monthly Rent; Tenant's Share.
              -----------------------     -

          a. Monthly Rent. Commencing on the date (the "14th Floor Additional
             ------------
Premises Rent Commencement Date") which is the earlier of (i) May 1, 2000, or
(ii) the date Tenant commences occupancy of the 14th Floor Additional Premises or any portion thereof for the conduct of business, and continuing through the balance of the Lease term, Tenant shall pay Landlord, as monthly rent for the 14th Floor Additional Premises, the sum of Sixty-Two Thousand Three Hundred Seventy-Two Dollars ($62,372.00) in accordance with the terms of Paragraph 5 of the Lease. The foregoing monthly rent payable by Tenant for the 14th Floor Additional Premises shall be in addition to the Monthly Rent payable by Tenant under the Lease for the Existing Premises, and from and after the 14th Floor Additional Premises Rent Commencement Date, the term "Monthly Rent" as used in the Lease shall mean the aggregate monthly rent payable by Tenant for the Existing Premises and the 14th Floor Additional Premises. Tenant acknowledges that its obligation to pay monthly rent for the 14th Floor Additional Premises may commence, pursuant to the foregoing, prior to delivery of the 14th Floor Additional Premises to Tenant and prior to the commencement of the term of the Lease as to the 14th Floor Additional Premises.

          b. Tenant's Share. Commencing on the 14th Floor Additional Premises
             --------------
Rent Commencement Date, and continuing through the balance of the Lease term, "Tenant's Share", as set forth in Paragraph 2.e. of the Lease, shall be increased to 16.38%, to take into account the rentable square footage of the 14th Floor Additional Premises, which the parties hereby stipulate as 15,593 rentable square feet.

          4.  Security Deposit.; Letter of Credit. Effective as of the date that
              -----------------------------------
is thirty (30) days after the date of this Amendment, the amount "$181,393.00", as set forth in Paragraphs 2.d. and 6 of the Lease, shall be deleted and the amount "$243,765.00" substituted therefor. On or prior to the date that is thirty (30) days after the date of this Amendment, Tenant shall deliver to Landlord either (i) an amendment to the Letter of Credit previously delivered to Landlord, whereby the amount of such Letter of Credit is increased to $243,765.00, or (ii) a replacement Letter of Credit, in the amount of $243,765.00, and otherwise meeting the requirements of Paragraph 6 of the Lease, whereupon Landlord shall return to Tenant the Letter of Credit previously delivered to Landlord. If Tenant shall not timely deliver such amendment or replacement Letter of Credit, in lieu thereof Tenant shall deliver Sixty-Two Thousand Three Hundred Seventy-Two Dollars ($62,372.00) in cash to Landlord no later than the date that is thirty (30) days after the date of this Amendment, failing which an Event of Default shall be deemed to have occurred under the Lease. Such cash amount shall be held as Letter of Credit Proceeds pursuant to Paragraph 6 of the Lease.

          5.  Option to Renew. Effective as of the date hereof, Paragraph 52.a.
              ---------------
of the Lease is amended by deleting the phrase "47,000 rentable square feet of space" in both places it appears in such Paragraph and substituting in place thereof in each such place the phrase "two (2) full floors".

          6.  Parking. Effective as of the 14th Floor Additional Premises Rent
              -------
Commencement Date, the number "twenty (20)" contained in Paragraph 55 of the Lease shall be deleted, and the number "twenty-five (25) shall be substituted therefor.

          7.  15th Floor Exhibit A. Retroactive to the date of the Lease, page 2
              --------------------
of Exhibit A of the Lease, which delineates the portion of the Existing Premises on the 15th floor of the Building, shall be deleted, and page 2 of Exhibit A, as attached hereto, shall be substituted therefor.

          8.  Interim Sublease of 14th Floor Additional Premises. In the event
              --------------------------------------------------
that Tenant shall desire to sublease all or any portion of the 14th Floor Additional Premises for a term of no more than three (3) years commencing on or prior to January I, 2001, Landlord agrees that it shall not have the option described in Paragraph 13.d.(i) of the Lease with respect thereto.

          9.  Existing Premises.
              ------------------

          a. Tenant Improvements; Landlord's Work. The parties acknowledge that
             ------------------------------------
certain disputes have arisen between them with respect to the construction of the Tenant Improvements in the Existing Premises, Change Orders with respect thereto, Landlord's Work, the allocation of the costs of the foregoing between Landlord and Tenant, and certain conditions with respect to the Base Building. The parties have resolved such disputes to their mutual satisfaction and set forth below their full, complete and final settlement with respect thereto.

          b. Tenant Delays. By reason of Tenant's failure to deliver the Working
             -------------
Drawings within the time period required under the Lease, Tenant's failure to respond to Landlord's requests for information within the time periods required under the Lease, and the Change Orders requested by Tenant through the date hereof as set forth on Schedule I attached hereto (the "Agreed Change Orders"),
                       ----------
the parties agree that Tenant shall be charged with a net period of Tenant Delay of twenty-eight (28) days. Accordingly, for purposes of determining the commencement of Tenant's obligation to pay Monthly Rent with respect to each Increment of the Existing Premises, the Commencement Date shall be deemed to have occurred twenty-eight (28) days prior to the actual Commencement Date with respect to each Increment of the Existing Premises. Tenant acknowledges that the foregoing only takes into account Tenant Delay of which Landlord has knowledge as of the date hereof. Landlord reserves its right to charge Tenant with further Tenant Delay resulting from matters of which Landlord does not have knowledge as of the date hereof or from any matters which arise after the date hereof.

          c. Budget. The parties acknowledge that the original budget for the
            -------
construction of the Tenant Improvements with respect to the Existing Premises was in the total amount of $4,582,781.00. By reason of the Agreed Change Orders, the parties acknowledge that the current budget for the construction of the Tenant Improvements is $5,213,222.00. Tenant acknowledges that Landlord's sole obligation with respect to such currently budgeted costs shall be in the amount of Landlord's Contribution as set forth in Paragraph 4.g.ii. of the Lease, and that the balance of such costs shall be paid by Tenant as Excess Cost pursuant to Paragraph 4.g.ii.A of the Lease, without any claim by Tenant against Landlord for payment or reimbursement for any such Excess Costs.

          d. Landlord's Work. Tenant acknowledges that Landlord has fully
             ---------------
performed, to Tenant's complete satisfaction, the items of Landlord's Work described in paragraphs 2, 5 and 6 of Exhibit C to the Lease. Tenant has
                                      ---------
released Landlord from its obligation to perform the portion of Landlord's Work described in paragraph 3 of Exhibit C in exchange for the credit issued by
                            ---------
Landlord pursuant to Agreed Change Order number CO 13r. Tenant further acknowledges that the portion of Landlord's Work described in paragraph 1 of

Exhibit C has been fully performed to Tenant's complete satisfaction except for
---------
the final work to close off the stairway, which final work is currently underway. Landlord acknowledges that the portion of Landlord's Work described in paragraphs 4 and 7 of Exhibit C has not yet been fully performed.
                      ---------

          10.  Release.
               --------

          a. Tenant, for itself, its legal successors and assigns, its agents, servants and employees, and each of them, does hereby release and forever discharge Landlord, Shorenstein Company, L.P., a California limited partnership, Turner-Shorenstein L.P., a California limited partnership, their legal successors and assigns, their shareholders, partners, agents, servants and employees, and each of them, together with the Indemnitees (as defined in Paragraph 14.b. of the Lease) (all of the foregoing, collectively, the "Landlord Parties"), of and from any and all claims, demands, damages, debts, liabilities, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, which Tenant ever had, now has or may hereafter have against the Landlord Parties or any of them, arising out of, based in whole or part upon, or relating to the Lease, the construction of the Tenant Improvements or any act, omission, event, matter or thing occurring at any time up to the date of this Amendment in connection therewith; provided, however, that nothing in
                                           --------  -------
this Amendment is intended to release Landlord from its obligations to be performed under the Lease from and after the date of this Amendment.

          b. Tenant acknowledges that it has been informed of the provisions of
Section 1542 of the Civil Code of the State of California and does hereby expressly waive and relinquish all rights and benefits which it has or may have had under said Section, which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          c. Tenant acknowledges that it is aware that it may hereafter discover facts or law different from or in addition to those now known or believed to be flue in respect to the claims, demands, damages, debts, liabilities, actions or causes of action herein released, and hereby agrees that this release shall be and remain in effect in all respects as complete and general release as to the matters to be released, notwithstanding any such different and additional facts or law.

          d. Tenant represents and warrants that it has not heretofore assigned or transferred or purported to transfer or assign to any person, firm or corporation any claim, demand, damages, debt, liability, action or cause of action herein released. Tenant shall indemnify and hold harmless the Landlord Parties against any claim, demand, damages, debt, liability, action, cause of action, cost or expense including attorneys' fees actually paid or incurred, arising out of or in connection with any such transfer or assignment or purported or claimed transfer or assignment.

          e. Tenant represents and warrants that it has consulted with competent counsel in connection with the provisions of this Paragraph 10, it fully understands the scope and implications of the foregoing release, and does hereby grant the same knowingly, voluntarily and with the advice of said counsel.

          11. Real Estate Brokers.  Tenant represents and warrants that it has
              --------------------
negotiated this Amendment directly with the real estate brokers identified in Paragraph 2 of the Lease, and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any real estate broker or salesman other than the real estate brokers identified in Paragraph 2 of the Lease for a commission, finder's fee or other compensation as a result of Tenant's entering into this Lease. Landlord shall pay any commission owing to the Real Estate Brokers identified in Paragraph 2 of the Lease pursuant to a separate agreement, and shall indemnify, defend and hold Tenant harmless from and against any and all Claims by such real estate brokers.

          12. Lease in Full Force and Effect. Except as provided above, the
              ------------------------------
Lease is unmodified hereby and remains in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this document as of the date and year first above written.

Landlord:                                     Tenant:


RUSS BUILDING                                 BEA SYSTEMS, INC.,
                                              a Delaware corporation

By:  Shorenstein Company, L.P., a             By  /s/ William Klein
                                                -----------------------
     California limited partnership,
     General Partner
                                              Name  William Klein
                                                  ---------------------

     By: Shorenstein Management, Inc., a      Title  CFO
                                                   --------------------
     California corporation,
     General Partner
                                                        Tenant

     By  /s/ Douglas Shorenstein
        -----------------------
             Douglas W. Shorenstein
             President

                Landlord

                               THE RUSS BUILDING

                                    FLOOR 14

                                   EXHIBIT A
                                   ---------

                              [MAP APPEARS HERE]

                              (Page 1 of 2 Pages)

                               THE RUSS BUILDING

                                    FLOOR 15

                                   EXHIBIT A
                                   ---------

                              [MAP APPEARS HERE]

                              (Page 2 of 2 Pages)

                                   Schedule 1
                                   ----------

Project: BEA Systems, 235 Montgomery, Floors 14 & 16

============================================================================

Following are listed Tenant Change Orders for referenced project:

TCO        Date
-------   -------

#1        1/18/00
#2        1/18/00
#3        1/18/00
#4r2       3/2/00
#5r2       3/2/00
#6r2       3/2/00
#7r2       3/2/00
#8r        3/2/00
#9r        3/2/00
#10r       3/2/00
#11r       3/2/00
#12r       3/2/00
#13r       3/2/00



                            Schedule 1
                            ----------